                                                                      Exhibit 23






                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement No. 33-45673 on Form S-8 pertaining to the American Greetings Retirement Profit Sharing and Savings Plan of our report dated May 28, 1999, with respect to the financial statements and supplemental schedules of the American Greetings Retirement Profit Sharing and Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 1998.




                                             Ernst & Young LLP


Cleveland, Ohio
June 25, 1999